NEWS RELEASE

North American Palladium Provides Palladium Exploration Update: Continued Excellent Results at Offset Zone and Confirmation Sheriff Zone Extends To Surface

Toronto, Ontario, July 16, 2012 – North American Palladium Ltd. (“NAP” or the “Company”) (TSX: PDL) (NYSE Amex: PAL) today provided an update on its 2012 exploration program at the Company’s Lac des Iles (“LDI”) palladium mine in Northern Ontario. These results (see Appendix) include work completed from January to June, 2012.

Highlights:

•	Sheriff Zone drilling improves prospect for additional near-surface resources at LDI;

•	Offset Zone infill drilling continues to deliver excellent results providing increased confidence in the resource; and

•	NAP’s Ontario land package increased through strategic property acquisitions consolidating the Company’s LDI regional PGE property portfolio.

“The encouraging results from the Sheriff Zone speak highly to the future prospects of the LDI land package,” stated William J. Biggar, President and Chief Executive Officer. “Beyond our focus on underground reserve and resource growth, we continue to uncover opportunities for potential new sources of surface ore feed. Through the leverage of our large, underutilized mill complex, NAP is very well positioned to convert exploration success into production and cash flow on an accelerated timeline.

The visual images and drill results from the first tranche of drilling are included in an Appendix to this news release posted on the Company’s website. It is estimated that true widths represent on average 70% of the reported lengths for surface drilling and on average 80% of the reported lengths for underground drilling.

2012 LDI Exploration

NAP continues to invest in exploration to expand the reserves and resources at LDI and to identify new targets. The primary focus of the exploration program for 2012 is underground exploration at LDI targeting the Offset Zone, to conduct infill drilling as well as to test extensions of the Offset Zone mineralization towards surface, at depth, and to the south. In addition, drilling has been planned at North LDI, the North VT Rim and other potential zones within the LDI land package.

During the first and second quarters, the Company conducted near-mine surface exploration, which included the completion of initial drilling on the Sheriff Zone and detailed channel sampling on the Baker Zone, for which assays are still pending.

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Sheriff Zone Surface Drilling

The Sheriff Zone at LDI is located approximately 200 metres to the southeast of the open pit. The Sheriff Zone was discovered in 2010 as part of a surface drilling program testing the deeper parts of the southern Offset Zone. So far this year, a total of 6,531 metres of drilling have been completed on the Sheriff Zone in two separate programs (See Figure 1, Appendix).

The initial program (5 holes drilled in the first quarter) returned both long intervals of lower-grade palladium mineralization close to surface and higher-grade intervals at depth (See Appendix). A systematic follow-up drilling program involving an additional 22 holes drilled on 30-metre centres was completed in April and May.

These programs returned long intersections of lower-grade palladium mineralization (e.g., Hole 12-102: 94 metres of 1.62 g/t Pd) and narrower but higher-grade intersections (e.g., Hole 12-166: 2 metres of 8.46 g/t Pd). These preliminary results confirm that the Sheriff Zone extends towards surface and provide encouragement that the Sheriff Zone could become a new source of near surface, pit-grade palladium mineralization. The orientation of the mineralization is not clear at this time and additional drilling designed to confirm the geometry and resource potential of the Sheriff Zone is planned for the third and fourth quarters of this year.

Notable results from the recent drilling on the Sheriff Zone include:

Drill Hole	From (m)	To (m)	Length (m)	Pd (g/t)	Pt (g/t)	Au (g/t)	Cu (%)	Ni (%)	Co (%)
12-101	51	112	61	1.93	0.20	0.13	0.05	0.07	0.01
12-102	186	280	94	1.62	0.16	0.07	0.04	0.06	0.01
Including	252	257	5	7.25	0.71	0.36	0.117	0.179	0.010
12-160	78	140	62	1.87	0.20	0.13	0.062	0.073	0.007
12-166	116	180	64	1.76	0.19	0.12	0.053	0.066	0.008
Including	171	173	2	8.46	0.86	0.48	0.179	0.229	0.011

Offset Zone Infill Drilling

Infill drilling on the Offset Zone aims to define the upper and middle portions of the ore body on a 15-metre drill pattern in preparation for production, concentrated in the north-central portion of the deposit (See Figure 2, Appendix). A total of 41 diamond drill holes for 7,924 metres have been drilled to date in 2012. The program continues to return impressive results with good widths and grades in the Offset Zone, providing increased confidence in the resource. The results include narrower, very-high grade intersections (e.g., Hole 12-820: 9 metres of 21.98 g/t Pd; Hole 12-842: 5 metres of 21.35 g/t Pd) and much wider intersections of very good grade (e.g., Hole 12-804: 42 metres of 6.83 g/t Pd; Hole 12-839: 46 metres of 5.97 g/t Pd).

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Notable results from the Offset Zone 15-metre infill drilling program include:

Drill Hole	From (m)	To (m)	Length (m)	Pd (g/t)	Pt (g/t)	Au (g/t)	Cu (%)	Ni (%)	Co (%)
12-804	57	99	42	6.83	0.44	0.47	0.131	0.152	0.007
Including	94	98	4	25.65	1.26	0.85	0.090	0.185	0.009
12-815	119	126	7	14.20	0.58	0.40	0.042	0.088	0.007
12-820	123	144	21	12.21	0.68	0.66	0.084	0.131	0.008
Including	131	140	9	21.98	1.14	1.06	0.138	0.174	0.009
12-839	77	123	46	5.97	0.34	0.38	0.082	0.119	0.007
12-842	210	215	5	21.35	1.50	1.79	0.130	0.205	0.009

PGE Greenfield Exploration

Over the past six months the Company has increased its land position in the LDI region through the acquisition and option agreements of several high-potential PGE properties, all of which are located less than 30 kilometres from the LDI mill. These properties include Tib Lake, Dog River, Demars Lake, Eleph Lake, Wakinoo Lake and Bullseye (See Figure 3, Appendix). The Company’s new Ontario PGE property portfolio now comprises over 62,400 acres of land, situated in the Wabigoon Sub-province of the Superior Craton. The Company believes that these recently added properties relate to the same magmatic event that produced the LDI complex and its world-class palladium resources. The knowledge gained by the Company from two decades of exploration and mining at LDI will be applied to the search for new LDI-type deposits in the region.

An aggressive surface exploration program involving trenching, mapping, prospecting and geochemical surveys was initiated at the beginning of July. The discovery of new PGE resources stemming from a sustained investment into PGE greenfields exploration remains a strategic priority for the Company.

Technical Information and Qualified Persons

The assay analyses performed during NAP's drill programs are subject to a formal quality assurance and quality control (QA/QC) program. Diamond drill core from exploration drilling is logged and sampled on site and at the Company's exploration office in Thunder Bay with sample transport by the Company and Courtesy Courier to Activation Laboratories Ltd. (Thunder Bay and Ancaster), an independent accredited laboratory, for assay analysis. Check assay analyses are carried out by SGS Minerals Services (Toronto), a laboratory that is also independent of the Company.

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The Company's exploration team designed and executed the drilling program under the supervision of Dr. David Peck, Ph.D., P. Geo., and David Penna, P. Geo., both employees of NAP and Qualified Persons as defined by National Instrument 43-101, who have reviewed and approved the content of this news release.

About North American Palladium

NAP is an established precious metals producer that has been operating its flagship Lac des Iles mine (LDI) located in Ontario, Canada since 1993.  LDI is one of only two primary producers of palladium in the world, and is currently undergoing a major expansion to increase production and reduce cash costs per ounce. NAP also operates the Vezza gold mine located in the Abitibi region of Quebec. The Company’s shares trade on the NYSE Amex under the symbol PAL and on the TSX under the symbol PDL.

For further information please contact:

Camilla Bartosiewicz

Director, Investor Relations and Corporate Communications

Telephone: 416-360-7374

Email: camilla@nap.com

Cautionary Statement on Forward Looking Information

Certain information included in this news release constitutes ‘forward-looking statements’ within the meaning of the ‘safe harbor’ provisions of the United States Private Securities Litigation Reform Act of 1995 and Canadian securities laws. The words ‘expect’, ‘believe’, ‘will’, ‘intend’, ‘estimate’, ‘forecast’, and similar expressions identify forward-looking statements. Such statements include, without limitation, any information as to our future exploration results, financial or operating performance, including: statements with respect to the exploration potential of the LDI and surrounding property, the methods by which ore will be extracted, projected grades and other statements that express management's expectations or estimates of future performance. Forward-looking statements are necessarily based upon a number of factors and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The factors and assumptions contained in this news release, which may prove to be incorrect, include, but are not limited to: that the Company’s interpretations of the ore body are accurate, that prices for key exploration and development supplies, including labour, will remain consistent with the Company's expectations, that the Company's current estimates of mineral reserves and resources are accurate, and that there are no material delays in the timing of ongoing development projects. The forward-looking statements are not guarantees of future performance. The Company cautions the reader that such forward-looking statements involve known and unknown risks that may cause the actual results to be materially different from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to: the speculative nature of exploration and the possibility that new exploration targets may not meet management's expectations, uncertainty of mineral reserves and resources, inherent risks associated with exploration and development, the risk that the Offset Zone and other zones may not be successfully developed, and uncertainty of the ability of the Company to obtain financing. For more details on the factors, assumptions and risks see the Company's most recent Form 40-F/Annual Information Form on file with the U.S. Securities and Exchange Commission and Canadian provincial securities regulatory authorities. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, events or otherwise, except as expressly required by law. Readers are cautioned not to put undue reliance on these forward-looking statements.

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Appendix:

Sheriff Zone Surface Drilling

Drill Hole	From (m)	To (m)	Length (m)	Pd (g/t)	Pt (g/t)	Au (g/t)	Cu (%)	Ni (%)	Co (%)
12-101	51	112	61	1.93	0.20	0.13	0.05	0.07	0.01
Including	65	73	8	3.61	0.36	0.28	0.104	0.107	0.009
And	81	87	6	3.47	0.39	0.16	0.050	0.095	0.011
12-101	186	229	43	1.32	0.16	0.08	0.06	0.05	0.01
12-102	85	91	6	2.43	0.23	0.29	0.17	0.06	0.01
12-102	186	280	94	1.62	0.16	0.07	0.04	0.06	0.01
Including	246	257	11	4.14	0.41	0.20	0.080	0.116	0.008
Including	252	257	5	7.25	0.71	0.36	0.117	0.179	0.010
And	272	277	5	4.15	0.40	0.23	0.068	0.085	0.009
12-103	163	195	32	2.04	0.24	0.16	0.06	0.09	0.01
Including	170	175	5	4.07	0.46	0.40	0.137	0.163	0.010
12-104	6	69	63	1.09	0.12	0.04	0.039	0.049	0.005
12-105	NSA
12-150	41	53	12	1.25	0.12	0.12	0.085	0.067	0.007
12-151	NSA
12-152	NSA
12-153	ASSAYS PENDING
12-154	52	60	8	2.00	0.19	0.11	0.054	0.064	0.008
12-154	73	80	7	1.96	0.23	0.17	0.094	0.085	0.007
12-155	NSA
12-156	83	91	8	3.09	0.30	0.29	0.184	0.131	0.011
12-157	NSA
12-158	NSA
12-159	NSA
12-160	78	140	62	1.87	0.20	0.13	0.062	0.073	0.007
12-161	101	127	26	1.20	0.13	0.08	0.052	0.052	0.006
12-162	75	104	29	1.31	0.13	0.13	0.109	0.061	0.007
12-163	102	106	4	1.87	0.18	0.17	0.181	0.059	0.006
12-164	NSA
12-165	NSA
12-166	116	180	64	1.76	0.19	0.12	0.053	0.066	0.008
Including	160	175	15	3.44	0.38	0.17	0.062	0.095	0.009
Including	171	173	2	8.46	0.86	0.48	0.179	0.229	0.011
12-167	155	169	14	2.43	0.23	0.16	0.067	0.080	0.007
12-168	ASSAYS PENDING
12-169	NSA
12-170	NSA
12-171	NSA

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Offset Zone Infill Drilling

Drill Hole	From (m)	To (m)	Length (m)	Pd (g/t)	Pt (g/t)	Au (g/t)	Cu (%)	Ni (%)	Co (%)	Zone
12-801	58	83	25	5.92	0.38	0.41	0.104	0.119	0.007	Offset
Including	70	78	8	10.14	0.61	0.66	0.149	0.154	0.008	Offset
12-801	88	93	5	4.34	0.33	0.34	0.101	0.109	0.011	Offset
12-802	40	80	40	4.18	0.31	0.25	0.093	0.126	0.008	Offset
Including	61	67	6	6.50	0.42	0.32	0.094	0.143	0.008	Offset
And	46	52	6	6.26	0.50	0.46	0.193	0.166	0.009	Offset
And	40	43	3	6.42	0.47	0.29	0.105	0.125	0.009	Offset
12-803	50	91	41	4.11	0.31	0.32	0.094	0.117	0.007	Offset
Including	88	91	3	8.25	0.57	0.70	0.126	0.129	0.010	Offset
And	50	54	4	7.58	0.58	0.48	0.139	0.160	0.008	Offset
12-804	57	99	42	6.83	0.44	0.47	0.131	0.152	0.007	Offset
Including	94	98	4	25.65	1.26	0.85	0.090	0.185	0.009	Offset
12-805	30	49	19	4.34	0.21	0.12	0.031	0.058	0.005	Offset
Including	44	46	2	14.07	0.69	0.59	0.170	0.147	0.008	Offset
And	38	41	3	11.04	0.43	0.23	0.039	0.091	0.005	Offset
12-805	58	94	36	4.23	0.27	0.27	0.092	0.105	0.007	Offset
Including	72	81	9	8.01	0.42	0.39	0.135	0.138	0.007	Offset
12-805	100	108	8	12.04	0.67	0.49	0.113	0.135	0.009	Offset
12-806	36	40	4	3.41	0.28	0.18	0.064	0.085	0.006	Cowboy
12-806	45	58	13	3.03	0.20	0.04	0.021	0.054	0.004	Offset
12-806	66	73	7	3.16	0.22	0.05	0.015	0.062	0.005	Cowboy
12-806	90	163	73	4.45	0.32	0.43	0.136	0.159	0.008	Offset
Including	143	153	10	9.59	0.53	0.67	0.107	0.154	0.008	Offset
12-807	43	83	40	5.47	0.40	0.34	0.103	0.130	0.006	Offset
Including	70	73	3	11.42	0.78	0.96	0.191	0.218	0.008	Offset
And	50	54	4	8.23	0.67	0.71	0.212	0.194	0.009	Offset
12-808	28	32	4	5.59	0.23	0.14	0.018	0.076	0.006	Cowboy
12-808	48	96	48	4.30	0.32	0.23	0.067	0.102	0.006	Offset
Including	81	84	3	10.00	0.61	0.74	0.172	0.194	0.008	Offset
12-809	33	37	4	14.26	0.50	0.23	0.018	0.070	0.004	Cowboy
12-809	63	110	47	4.63	0.29	0.27	0.082	0.109	0.007	Offset
Including	87	92	5	8.39	0.46	0.47	0.113	0.137	0.007	Offset
12-810	43	49	6	4.86	0.40	0.29	0.133	0.139	0.007	Cowboy
12-810	68	75	7	5.29	0.37	0.26	0.064	0.109	0.007	Offset
12-811	54	123	69	4.54	0.31	0.25	0.072	0.098	0.006	Offset
Including	96	100	4	13.60	0.65	0.43	0.094	0.160	0.007	Offset
And	88	92	4	16.12	0.82	1.14	0.175	0.202	0.007	Offset
12-812	28	34	6	3.59	0.26	0.05	0.021	0.056	0.005	Cowboy
12-812	44	46	2	7.43	0.64	0.75	0.289	0.212	0.011	Offset

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12-812	81	85	4	6.68	0.57	0.51	0.153	0.155	0.009	Offset
12-812	98	104	6	4.30	0.44	0.19	0.072	0.098	0.007	Offset
12-812	124	127	3	5.15	0.71	0.43	0.205	0.214	0.013	Offset
12-812	131	134	3	5.60	0.47	0.53	0.168	0.180	0.010	Offset
12-813	243	263	20	5.67	0.31	0.10	0.028	0.085	0.007	Offset
Including	243	245	2	13.50	0.64	0.33	0.147	0.276	0.013	Offset
12-814	153	160	7	4.35	0.26	0.08	0.020	0.051	0.004	Offset
12-815	109	137	28	5.70	0.34	0.22	0.074	0.098	0.007	Offset
Including	119	126	7	14.20	0.58	0.40	0.042	0.088	0.007	Offset
12-816	82	91	9	3.21	0.21	0.08	0.011	0.047	0.005	Cowboy
12-816	134	152	18	8.43	0.54	0.64	0.060	0.113	0.008	Offset
Including	141	147	6	14.86	0.79	0.63	0.061	0.121	0.008	Offset
12-817	103	114	11	4.05	0.28	0.19	0.029	0.060	0.005	Offset
Including	103	109	6	6.11	0.36	0.25	0.039	0.066	0.005	Offset
12-817	171	202	31	6.42	0.39	0.29	0.050	0.090	0.008	Offset
Including	180	189	9	12.93	0.71	0.52	0.068	0.102	0.007	Offset
12-818	113	117	4	3.25	0.32	0.11	0.036	0.062	0.004	Cowboy
12-818	133	134	1	24.10	0.75	0.25	0.008	0.075	0.004	Offset
12-818	221	245	24	4.53	0.26	0.28	0.012	0.061	0.006	Offset
Including	239	244	5	8.40	0.42	0.07	0.015	0.077	0.007	Offset
And	232	235	3	7.27	0.39	0.07	0.005	0.050	0.005	Offset
12-819	96	130	34	6.02	0.38	0.59	0.064	0.110	0.007	Offset
Including	127	130	3	10.08	0.52	0.27	0.087	0.110	0.010	Offset
And	114	121	7	12.77	0.73	0.42	0.067	0.105	0.007	Offset
And	101	103	2	10.56	0.67	2.47	0.163	0.204	0.008	Offset
12-820	85	88	3	5.39	0.36	0.08	0.008	0.040	0.004	Cowboy
12-820	123	144	21	12.21	0.68	0.66	0.084	0.131	0.008	Offset
Including	131	140	9	21.98	1.14	1.06	0.138	0.174	0.009	Offset
12-821	136	150	14	7.46	0.41	0.13	0.033	0.080	0.006	Offset
Including	145	149	4	16.00	0.86	0.27	0.054	0.124	0.007	Offset
12-822	NSA
12-823	108	120	12	5.60	0.38	0.14	0.058	0.085	0.006	Offset
Including	114	118	4	10.14	0.61	0.18	0.068	0.095	0.005	Offset
12-824	96	115	19	5.62	0.38	0.11	0.033	0.083	0.008	Offset
Including	108	112	4	12.01	0.69	0.26	0.092	0.133	0.011	Offset
12-825	NSA
12-826	104	108	4	4.68	0.42	0.19	0.078	0.090	0.005	Cowboy
12-826	128	130	2	4.03	0.25	0.30	0.065	0.089	0.007	Offset
12-826	137	140	3	4.13	0.34	0.59	0.166	0.201	0.007	Offset
12-826	ASSAYS PENDING
12-827	93	101	8	8.30	0.49	0.77	0.062	0.115	0.009	Offset
12-828	NSA
12-829	85	112	27	4.09	0.30	0.36	0.088	0.102	0.006	Offset

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12-830	86	94	8	3.47	0.27	0.26	0.066	0.096	0.005	Offset
12-830	100	142	42	4.22	0.30	0.30	0.065	0.100	0.006	Offset
Including	129	135	6	8.12	0.57	0.28	0.052	0.111	0.008	Offset
12-831	103	163	60	4.30	0.31	0.37	0.072	0.109	0.006	Offset
Including	155	161	6	11.45	0.73	0.19	0.062	0.101	0.009	Offset
And	111	114	3	8.05	0.52	0.50	0.199	0.137	0.007	Offset
12-832	88	112	24	6.10	0.37	0.21	0.053	0.119	0.006	Offset
Including	88	95	7	9.40	0.53	0.09	0.041	0.154	0.006	Offset
12-833	71	74	3	3.89	0.27	0.33	0.128	0.106	0.009	Cowboy
12-833	88	117	29	6.75	0.42	0.62	0.098	0.139	0.006	Offset
Including	108	117	9	9.82	0.56	0.70	0.076	0.144	0.007	Offset
12-834	58	62	4	3.01	0.24	0.61	0.124	0.132	0.011	Cowboy
12-834	77	128	51	4.75	0.33	0.40	0.087	0.123	0.006	Offset
Including	119	125	6	10.07	0.65	0.60	0.128	0.170	0.008	Offset
And	96	102	6	7.98	0.44	0.37	0.098	0.126	0.005	Offset
12-835	102	120	18	6.17	0.34	0.34	0.084	0.104	0.006	Offset
Including	115	118	3	12.03	0.51	0.55	0.113	0.149	0.006	Offset
12-836	110	157	47	5.09	0.32	0.41	0.070	0.110	0.006	Offset
Including	128	132	4	8.29	0.38	0.32	0.069	0.115	0.006	Offset
And	141	147	6	9.96	0.70	1.23	0.135	0.211	0.006	Offset
12-837	100	105	5	6.55	0.34	0.11	0.020	0.082	0.006	Offset
Including	103	105	2	11.46	0.55	0.23	0.028	0.122	0.008	Offset
12-839	77	123	46	5.97	0.34	0.38	0.082	0.119	0.007	Offset
Including	119	123	4	12.96	0.61	0.31	0.100	0.147	0.009	Offset
And	90	97	7	10.35	0.62	0.60	0.104	0.146	0.006	Offset
12-840	89	127	38	6.01	0.37	0.32	0.066	0.111	0.007	Offset
Including	117	124	7	10.21	0.58	0.57	0.084	0.140	0.008	Offset
And	109	113	4	11.55	0.67	0.39	0.122	0.150	0.006	Offset
And	102	106	4	9.07	0.50	0.49	0.102	0.138	0.007	Offset
12-841	ASSAYS PENDING
12-842	118	123	5	4.02	0.26	0.40	0.152	0.130	0.007	Cowboy
12-842	189	216	27	7.33	0.54	0.55	0.077	0.121	0.007	Offset
Including	210	215	5	21.35	1.50	1.79	0.130	0.205	0.009	Offset

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Figure 1: Sheriff Zone 2012 drilling, looking north.

Figure 2: Offset Zone infill drilling on 15-m centre.

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Figure 3: NAP’s land holdings near the LDI mine & mill complex in Ontario.

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